UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2023

NCR ATLEOS, LLC*

(Exact name of registrant as specified in its charter)

Delaware	001-41728	92-3588560
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices, and zip code)

Registrant’s telephone number, including area code: (678) 808-6995

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NATL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*	NCR Atleos, LLC is expected to convert into a corporation and be renamed NCR Atleos Corporation.

Item 8.01.	Other Events.

On September 22, 2023, NCR Atleos, LLC and NCR Corporation jointly announced that their wholly-owned subsidiary, NCR Atleos Escrow Corporation, upsized and priced an offering of $1,350 million aggregate principal amount of 9.500% senior secured notes due 2029. A copy of the press release announcing the upsizing and pricing of the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

99.1	Press Release issued by NCR Corporation and NCR Atleos, LLC, dated September 22, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR ATLEOS, LLC

Date: September 22, 2023	By:	/s/ Timothy C. Oliver
Timothy C. Oliver
President

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